Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.

Chief Financial Officer	590 East Middlefield Road

800-850-6664, ext. 6478	Mountain View, CA 94043

rob.seim@omnicell.com

Omnicell Achieves Record Revenues and Earnings in 2013

Extends Four-Year Trajectory of Company Growth

MOUNTAIN VIEW, Calif. — February 4, 2014— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its fourth quarter and year ended December 31, 2013.

GAAP results: Revenue for the fourth quarter of 2013 was $105.8 million, up $11.7 million or 12.5% from the third quarter of 2013, and up $15.6 million or 17.3% from the fourth quarter of 2012. Revenue for the year ended December 31, 2013 was $380.6 million, up $66.6 million or 21.2% from the year ended December 31, 2012.

Fourth quarter 2013 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $6.8 million, or $0.19 per diluted share. This compares to net income of $7.8 million, or $0.21 per diluted share, in the third quarter of 2013 and net income of $5.5 million, or $0.16 per diluted share, in the fourth quarter of 2012. For the year ended December 31, 2013, net income was $24.0 million, or $0.67 per diluted share. This compares to net income of $16.2 million, or $0.47 per diluted share, for the year ended December 31, 2012.

Non-GAAP results: Non-GAAP net income was $10.5 million for the fourth quarter of 2013, or $0.29 per diluted share. Non-GAAP net income for the fourth quarter excludes $2.7 million of stock-based compensation expense, $1.0 million ($0.6 million net of the $0.4 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2012 and earlier and $0.6 million ($0.4 million net of the $0.2 million tax effect) of non-recurring charges incurred in connection with the previously announced agreement to acquire Surgichem Limited, a wholly-owned subsidiary of Bupa Care Homes plc. This compares to non-GAAP net income of $8.6 million, or $0.25 per diluted share, for the fourth quarter of 2012. Non-GAAP net income for the fourth quarter of 2012 excluded $2.4 million of stock-based compensation expense and $1.1 million ($0.7 million net of the $0.4 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2012 and earlier. Fourth quarter results compare to non-GAAP net income of $11.3 million, or $0.31 per diluted share, for the third quarter of 2013. Non-GAAP net income for the third quarter excluded $2.8 million of stock-based compensation expense and $1.1 million ($0.8 million net of $0.3 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2012 and earlier.

For the year ended December 31, 2013, non-GAAP net income was $38.6 million, or $1.08 per diluted share. Non-GAAP net income for the year ended December 31, 2013 excludes $11.2 million of stock-based compensation expense, $0.7 million ($0.4 million net of $0.3 million tax effect) of reorganization costs incurred in the first quarter of 2013 related to the integration of MTS Medication Technologies, $0.6 million ($0.4 million net of the $0.2 million tax effect) of non-recurring charges incurred in connection with the previously announced agreement to acquire Surgichem Limited, a wholly-owned subsidiary of Bupa Care Homes plc and $4.2 million ($2.7 million net of the $1.5 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2012 and earlier. For the year ended December 31, 2012, non-GAAP net income was $29.8 million, or $0.87 per diluted share. Non-GAAP net income for the year ended December 31, 2012 excluded $9.2 million of stock-based compensation expense, $4.9 million of acquisition transaction and integration costs ($2.9 million net of the $2.0 million tax effect), and $2.7 million ($1.6 million net of the $1.1 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2012 and earlier.

“With a strong fourth quarter, Omnicell closed a fiscal 2013 that exceeded the high end of our guidance,” said Randall Lipps, president, CEO and chairman. “We are proud of the company’s performance. Omnicell achieved record revenues in the fourth quarter, and the full year 2013 was a record for both revenues and earnings.”

“More telling is Omnicell’s growth over the past four years, in which we increased revenue over 75% and tripled our profit,” he added. “These are the results of successfully broadening our product portfolio, expanding the markets where we participate, and partnering with our customers to address medication management across the full continuum of patient care. We are well positioned to take advantage of the great opportunities ahead.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 2:30 p.m. PT to discuss fourth quarter financial results. The conference call can be monitored by dialing 1-866-830-5685 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 40292991. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 7:30 p.m. PT and will be available until 12:00 p.m. PT on February 28. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 40292991.

About Omnicell

For over 20 years, the mission of Omnicell (NASDAQ: OMCL) has been creating new efficiencies to help improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software solutions for patient-centric medication and supply management across the entire healthcare continuum, from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

Since 1992, more than 2,800 Acute Care customers worldwide have utilized Omnicell’s medication automation, supply chain and analytics solutions to enable them to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Non-Acute Care solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions that can help reduce costly hospital readmissions and enable approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, please visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to Omnicell’s growth and the success of Omnicell’s strategy. Risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long term care to home care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, and the ability of the company to improve sales productivity to grow product backlog and to develop new products and integrate acquired companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b)  Reorganization costs. During the year ended December 31, 2013, we recorded $0.7 million of reorganization costs related to our Non-Acute Care segment ($0.4 million net of the $0.3 million tax effect). This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

c) Acquisition-related transaction and integration expenses. In connection with the previously announced agreement to acquire Surgichem Limited, we recorded $0.6 million of pre-acquisition costs ($0.4 million net of $0.2 million tax effect) in the fourth quarter of 2013.  In the second quarter of 2012, we recorded $4.9 million of acquisition-related transaction and integration costs ($2.9 million net of the $2.0 million tax effect). These charges are not expected to be recurring and, as such, the financial impact of these costs is excluded from our non-GAAP results.

d)  Intangible assets amortization from business acquisitions. We excluded from our non-GAAP results the intangible assets amortization expense resulting from the MTS acquisition as well as earlier Omnicell acquisitions. This impacts the fourth quarter of fiscal 2013 non-GAAP results by $1.0 million ($0.6 million net of $0.4 million tax effect) and December 31, 2013 year-to-date non-GAAP results by $4.2 million ($2.7 million net of $1.5 million tax effect). This impacted December 31, 2012 fourth quarter results by $1.1 million ($0.7 million net of $0.4 million tax effect) and December 31, 2012 year-to-date results by $2.7 million ($1.6 million net of the $1.1 million tax effect).These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii)  We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense, as well as excluding certain non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data, unaudited)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues:
Product	$86,864	$75,508	$72,415	$307,189	$247,654
Services and other revenues	18,886	18,531	17,754	73,396	66,373
Total revenue	105,750	94,039	90,169	380,585	314,027

Cost of revenues:
Cost of product revenues	41,187	33,977	32,837	144,997	112,369
Cost of services and other revenues	7,939	8,022	7,956	32,189	31,070
Total cost of revenues	49,126	41,999	40,793	177,186	143,439

Gross profit	56,624	52,040	49,376	203,399	170,588
Operating expenses:
Research and development	7,440	6,561	6,188	29,105	23,726
Selling, general and administrative	38,129	34,762	33,354	138,995	119,736
Total operating expenses	45,569	41,323	39,542	168,100	143,462
Income from operations	11,055	10,717	9,834	35,299	27,126
Other income and (expense), net	(136)	25	(108)	(270)	(51)
Income before provision for income taxes	10,919	10,742	9,726	35,029	27,075
Provision for income taxes	4,096	2,987	4,194	11,050	10,897
Net income	$6,823	$7,755	$5,532	$23,979	$16,178

Net income per share:
Basic	$0.19	$0.22	$0.17	$0.69	$0.49
Diluted	$0.19	$0.21	$0.16	$0.67	$0.47

Weighted average shares outstanding:
Basic	35,495	35,133	33,282	34,736	33,307
Diluted	36,610	36,190	34,128	35,774	34,213

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2013	2012
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$104,531	$62,313
Accounts receivable, net	58,597	55,116
Inventories	31,457	26,903
Prepaid expenses	18,883	15,392
Deferred tax assets	12,635	11,860
Other current assets	7,674	9,172
Total current assets	233,777	180,756

Property and equipment, net	35,254	34,107
Non-current net investment in sales-type leases	11,485	13,228
Goodwill	111,343	111,407
Other intangible assets	81,602	85,550
Non-current deferred tax assets	1,102	993
Other assets	17,938	15,778
Total assets	$492,501	$441,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,471	$18,255
Accrued compensation	20,266	11,613
Accrued liabilities	13,746	11,988
Deferred service revenue	22,626	20,449
Deferred gross profit	19,957	20,772
Total current liabilities	93,066	83,077

Non-current deferred service revenue	17,763	19,892
Non-current deferred tax liabilities	28,162	26,491
Other long-term liabilities	5,176	4,809
Total liabilities	144,167	134,269

Stockholders’ equity:
Total stockholders’ equity	348,334	307,550

Total liabilities and stockholders’ equity	$492,501	$441,819

(1)    Information derived from our December 31, 2012 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	December 31, 2013		September 30, 2013		December 31, 2012
	Net income	Net income per share- diluted	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$6,823	$0.19	$7,755	$0.21	$5,532	$0.16
Non-GAAP adjustments:
Pre-acquisition, transaction and integration costs for acquisitions	605		—		—
Amortization of intangible assets acquired by acquisition	1,049		1,060		1,057
Subtotal pretax adjustments	1,654		1,060		1,057
Income tax effect of non-GAAP adjustments (a)	(662)		(295)		(423)
Subtotal after-tax adjustments	992		765		634
ASC 718 share-based compensation adjustment (b)
Gross profit	287		325		236
Operating expenses	2,442		2,485		2,197
Total after-tax adjustments	3,721	0.10	3,575	0.10	3,067	0.09

Non-GAAP	$10,544	$0.29	$11,330	$0.31	$8,599	$0.25

(a)         Tax effects are calculated using the effective tax rates for the respective periods presented.

(b)         This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 for the periods shown.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Year Ended
	December 31, 2013		December 31, 2012
	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$23,979	$0.67	$16,161	$0.47
Non-GAAP adjustments:
Business acquisition costs
Reorganization costs (a)	732		—
Pre-acquisition, transaction and integration costs for acquisitions (b)	605		4,855
Amortization of intangible assets acquired by acquisition (c)	4,229		2,672
Subtotal pretax adjustments	5,566		7,527
Income tax effect of non-GAAP adjustments (d)	(2,057)		(3,086)
Subtotal after-tax adjustments	3,509		4,441

ASC 718 share-based compensation adjustment (e)
Gross profit	1,241		1,012
Operating expenses	9,911		8,202
Total after tax adjustments	14,661	0.41	13,655	0.40

Non-GAAP	$38,640	$1.08	$29,816	$0.87

(a)         This adjustment is for reorganization costs related to our Non-Acute Care segment for the twelve months ended December 31, 2013.

(b)         This adjustment is for the incurrence of pre-acquisition costs related to our previously announced agreement to acquire Surgichem Limited in December 2013 and transaction and integration costs related to our acquisition of MTS in May 2012.

(c)          Beginning with the second quarter of 2012, we are recognizing the amortization expense resulting from certain intangible assets recorded from business acquisitions as a non-GAAP adjustment, including MTS and prior acquisitions.

(d)         Tax effects are calculated using the effective tax rates for the respective periods presented.

(e)          This adjustment reflects the accounting impact of non-cash stock-based compensation expense related to the impact of ASC 718 for the periods shown.

Omnicell, Inc.

Calculation of Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

GAAP net income	$6,823	$7,755	$5,532	$23,979	$16,161
Add back:
ASC 718 stock compensation expense	2,729	2,810	2,433	11,152	9,214
Reorganization costs	—	—	—	732	—
Transaction and integration costs for acquisitions, pre-tax	605	—	—	605	4,855
Interest	7	(14)	(2)	92	(48)
Depreciation and amortization expense	4,633	4,488	4,077	18,365	13,323
Income tax expense	4,096	2,987	4,168	11,050	10,871
Non-GAAP adjusted EBITDA (1)	$18,893	$18,025	$16,208	$65,975	$54,376

(1)         Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, as well as excluding certain non-GAAP adjustments. The non-GAAP adjustments for the twelve months ended December 31, 2013 and 2012 exclude transaction and integration costs for MTS, acquired in May 2012.